EXHIBIT 23(b): Consent of Independent Auditor

Beckstead and Watts, LLP
Certified Public Accountants
                                                   3340 Wynn Road
                                              Las Vegas, NV 89102
                                                     702.257.1984
                                               702.362.0540 (fax)


To Whom It May Concern:

We have issued our report dated September 13, 2002, accompanying the financial statements of SGC Holdings, Inc. on Form SB-2 for the period of December 5, 2001 (inception date) through August 31, 2002. We hereby consent to the incorporation by reference of said report on the Registration Statement of SGC Holdings, Inc. on Form SB-2.

Signed,

/s/ Beckstead and Watts, LLP

September 13, 2002